United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2019

sustainable Projects group inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Banyan Boulevard, Suite 220, Naples, Florida	34102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	239-307-2925

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Projects Group Inc.	Page 2

Information to be included in report

Item 1.02. Termination of a Material Definitive Agreement.

Deposit Agreement

As of October 1, 2018 SPGX has vacated its office and terminated its sub-lease with SP Group AG for the office located at Falkenstrasse 28, Zurich, Switzerland, 8008. As a result, the lease deposit that was being held pursuant to the terms and conditions of a deposit agreement dated June 23, 2017 among SP Group AG, Daniel Greising, and Sustainable Petroleum Group Inc., is no longer required. Accordingly, the lease deposit has been returned to Mr. Greising, and Mr. Greising in turn has delivered the 400,000 restricted shares of common stock in the capital of SPGX back to SPGX for cancellation and return to treasury. The 400,000 restricted shares were delivered to SPGX’s transfer agent and, effective January 2, 2019, the shares were cancelled and returned to treasury. See Exhibit 10.3 - Deposit Agreement for more details.

Item 5.01. Changes in Control of Registrant.

Between August 29 and December 11, 2018 Workplan Holding Inc., a company in which Christopher Grunder is the sole shareholder, sold an aggregate 4,148,686 shares in the capital of SPGX in three separate private transactions.

As a result of the sale of the aggregate 4,148,686 shares, there was a change in control in the voting shares of SPGX. Stefan Muehlbauer, the CEO of SPGX, now owns 11.0% of the issued and outstanding shares of common stock in the capital of SPGX; Paul Meier now owns 17.4% of the issued and outstanding shares of common stock in the capital of SPGX; Kurt Muehlbauer now owns 5.5% of the issued and outstanding shares of common stock in the capital of SPGX; and Workplan Holding Inc., the former principal shareholder of SPGX, now owns 1.0% of the issued and outstanding shares of common stock in the capital of SPGX.

Prior to the sale of the shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of (1) Mr. Grunder, who beneficially owned 48.8% of the issued and outstanding shares of common stock in the capital of SPGX, and (2) John Leliever, who beneficially owned, and still owns, 12.1% of the issued and outstanding shares of common stock in the capital of SPGX.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.3 is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.3 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.3	Deposit Agreement dated June 23, 2017 among SP Group AG, Daniel Greising, and Sustainable Petroleum Group Inc., filed as an exhibit to SPGX’s Form 8-K (Current Report) filed on July 11, 2017, and incorporated herein by reference.	Filed

Form 8-K	Sustainable Projects Group Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Projects Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable Projects group inc.

Dated: January 11, 2019	By:	/s/ Stefan Muehlbauer
Stefan Muehlbauer – CEO